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EXHIBIT 99.2


[COPY  - Electronic mail sent March 9, 2007]


William A. Nitze

Chairman and CEO

HIENERGY TECHNOLOGIES Inc.



I hereby submit my resignation from the Board of Directors of HiEnergy Technologies for the reasons verbally stated at today's Board meeting, to be set forth on the website of Hienergytech Investors Alliance Inc. www.heinvestors.com



Signed,

Bogdan Castle Maglich

March 9, 2007